                                                                  Exhibit (b)(2)


                              AMENDED AND RESTATED
                                     BY-LAWS

                                       OF

                               GOLDMAN SACHS TRUST


                                    ARTICLE I

                                   DEFINITIONS


      All capitalized terms have the respective meanings given them in the Agreement and Declaration of Trust of Goldman Sachs Trust dated January 28, 1997, as amended or restated July 27, 1999.


                                   ARTICLE II

                                     OFFICES

      Section 1. Principal Office. Until changed by the Trustees, the principal
      ---------------------------
office of the Trust shall be in Chicago, Illinois. A separate principal office may be designated with respect to any series of the Trust.

      Section 2. Other Offices. The Trust may have offices in such other places
      ------------------------
without as well as within the State of Delaware as the Trustees may from time to time determine.

      Section 3. Registered Office and Registered Agent. The Board of Trustees
      -------------------------------------------------
shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.


                                   ARTICLE III

                                  SHAREHOLDERS

      Section 1. Meetings. Meetings of the Shareholders of the Trust or a Series
      -------------------
or Class thereof shall be held as provided in the Declaration at such place within or without the State of Delaware as the Trustees shall designate. The holders of Shares representing one-third of the votes entitled to be cast at such meeting present in person or by proxy shall constitute a quorum at any meeting of the Shareholders of the Trust or a Series or Class thereof.

      Section 2. Notice of Meetings. Notice of all meetings of the Shareholders,
      -----------------------------
stating the time, place and purposes of the meeting, shall be given by the Trustees by mail or telegraphic or electronic means to each

Shareholder at his address as recorded on the register of the Trust mailed at least (10) days and not more than ninety (90) days before the meeting, provided,
                                                                       --------
however, that notice of a meeting need not be given to a Shareholder to whom
-------
such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Securities Exchange Act of 1934, as amended. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

      Section 3. Record Date for Meetings and Other Purposes. For the purpose of
      ------------------------------------------------------
determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration.

      Section 4. Proxies. Subject to the provisions of the Declaration, every
      ------------------
Person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (i) an instrument authorizing such a proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or (ii) the Trustees adopt an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act which authorization is received not more than eleven (11) months before the meeting. A proxy shall be deemed executed by a Shareholder if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise by the Shareholder or the Shareholder's attorney-in- fact or other authorized agent. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Trust stating that the proxy is revoked by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing that proxy or revoked by such person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

      Section 5. Abstentions and Broker Non-Votes. Outstanding Shares
      -------------------------------------------
represented in person or by proxy (including Shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Shares in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal.

      Section 6. Inspection of Records. The records of the Trust shall be open
      --------------------------------
to inspection by Shareholders to the same extent as is permitted shareholders of a Delaware business corporation.

      Section 7. Action without Meeting. Any action which may be taken by
      ---------------------------------
Shareholders may be taken without a meeting if the holders of Shares entitled to cast a majority of the votes entitled to be cast on the matter (or such larger proportion thereof as shall be required by law) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.


                                   ARTICLE IV

                                    TRUSTEES

      Section 1. Meetings of the Trustees. The Trustees may in their discretion
      -----------------------------------
provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, the Chairman or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be given by telephone, cable, wireless, facsimile or other electronic mechanism to each Trustee at his business address (or such other location designated by the Trustee to an officer of the Trust), or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. Subject to applicable law, the Trustees may meet as provided in the Declaration (including by means of a telephone conference circuit or similar communications equip ment by means of which all persons participating in the meeting can hear each other at the same time) and participation by such means (or any other means provided in the Declaration) shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a meeting held by telephone conference (or any other means provided in the Declaration) shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

      Section 2. Quorum and Manner of Acting. A majority of the Trustees shall
      --------------------------------------
be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

                                    ARTICLE V

                                   COMMITTEES

      Section 1. Executive and Other Committees. The Trustees by vote of a
      -----------------------------------------
majority of all the Trustees may elect from their own number an Executive Committee to consist of not fewer than two (2) members to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust or a Series thereof, and such other powers of the Trustees as the Trustees may delegate to them, from time to time, except those powers which by law, the Declaration or these By-laws they are prohibited from delegating. The Trustees may also elect from their own number and from the officers of the Trust other Committees from time to time; the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own Chairman. The creation of other committees, including committees comprised of persons other than Trustees, and the delegation of specific authority to one or more Trustees may also be accomplished as provided in the Declaration.

      Section 2. Meetings, Quorum and Manner of Acting. The Trustees may (1)
      ------------------------------------------------
provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

      The Executive Committee, if constituted, shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.


                                   ARTICLE VI

                                    OFFICERS

      Section 1. General Provisions. The officers of the Trust shall be a
      -----------------------------
President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

      Section 2. Term of Office and Qualifications. Except as otherwise provided
      --------------------------------------------
by law, the Declaration or these By-laws, the President, the Treasurer, the Secretary and any other officer shall each hold office at the pleasure of the Board of Trustees or until his successor shall have been duly elected and qualified. The Secretary and the Treasurer may be the same person. A Vice President and the Treasurer or a Vice President and the Secretary may be the same person, but the offices of Secretary and Treasurer shall not be held by the same person. The President shall hold no other office. Except as above provided, any two offices may be held by the same person. Any officer may be but none need be a Trustee or Shareholder.

      Section 3. Removal. The Trustees, at any regular or special meeting of the
      ------------------
Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

      Section 4. Powers and Duties of the Chairman. The Trustees may, but need
      --------------------------------------------
not, appoint from among their number a Chairman. When present he may preside at the meetings of the Shareholders and of the Trustees. He may call meetings of the Trustees and of any committee thereof whenever he deems it necessary. He shall have, with the President, general supervision over the business and policies of the Trust, subject to the limitations imposed upon the President, as provided in Section 5 of this Article VI.

      Section 5. Powers and Duties of the President. The President may call
      ---------------------------------------------
meetings of the Trustees and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise a general supervision and direction over the affairs of the Trust. He shall have the power to employ attorneys and counsel for the Trust or any Series or Class thereof and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust or any Series or Class thereof. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series thereof. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

      Section 6. Powers and Duties of Vice Presidents. In the absence or
      -----------------------------------------------
disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

      Section 7. Powers and Duties of the Treasurer. The Treasurer shall be the
      ---------------------------------------------
principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust or any Series or Class thereof which may come into his hands to such Custodian as the Trustees may employ. He shall render a statement of condition of the finances of the Trust or any Series or Class thereof to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to him by the Trustees.

      Section 8. Powers and Duties of the Secretary. The Secretary shall keep
      ---------------------------------------------
the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law; and subject to these By-laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

      Section 9. Powers and Duties of Assistant Officers. In the absence or
      --------------------------------------------------
disability of the Treasurer, any officer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each officer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each officer performing the duties and exercising the powers of the Treasurer, if any, and any Assistant Treasurer, shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

      Section 10. Powers and Duties of Assistant Secretaries. In the absence or
      ------------------------------------------------------
disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.


      Section 11. Compensation of Officers and Trustees and Members of the
      --------------------------------------------------------------------
Advisory Board. Subject to any applicable provisions of the Declaration, the
--------------
compensation of the officers and Trustees and members of an advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.


                                   ARTICLE VII

                                   FISCAL YEAR

      The fiscal years of the Series of the Trust shall end on the date in each year as set forth in the Trust's Registration Statement on Form N-1A, as amended from time to time; provided that in the absence of such designation, the fiscal year of any Series that invest primarily in equity securities shall end on August 31st of each year, the fiscal year of any Series that are designated as "specialty" funds, including the Real Estate Securities Fund and Internet Tollkeeper Fund, shall end on December 31st of each year, the fiscal year of any Series that invests primarily in other Goldman Sachs mutual funds shall end on December 31st of each year, the fiscal year of any Series that invests primarily in debt securities shall end on October 31st of each year, and the fiscal year of any Series which is a money market fund shall end on December 31st of each year; provided, however, that the Trustees may from time to time change the fiscal years. The taxable year of each Series of the Trust shall be as determined by the Trustees or officers of the Trust from time to time.


                                  ARTICLE VIII

                                      SEAL

      The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

                                   ARTICLE IX

                        SUFFICIENCY AND WAIVERS OF NOTICE

      Whenever any notice whatever is required to be given by law, the Declaration or these By- laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been sent by mail, telegraph, cable, wireless, facsimile or other electronic means for the purposes of these By-laws when it has been delivered to a representative of any company holding itself out as capable of sending notice by such means with instructions that it be so sent.


                                    ARTICLE X

                                   AMENDMENTS

      Except as otherwise provided by applicable law or by the Declaration, these By-laws may be amended, restated, supplemented or repealed by the Trustees.


                                 END OF BY-LAWS